UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 18, 2006

QUICK-MED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27545	98-0204736
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3427 SW 42nd Way Gainesville, Florida	32608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (352) 379-0611

___________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The following discussion provides only a brief description of the document described below. The discussion is qualified in its entirety by the full text of the agreement, which is attached to this Current Report on Form 8-K as an exhibit.

On September 18, 2006 the Registrant entered into an Amendment of Solicitation / Modification of Contract with the U.S. Army Medical Research Acquisition Activity Department in which the U.S. Army authorized the release of an additional $770,000 to the Registrant to further pursue Quick-Med’s research regarding the development of a prototype wound dressing to speed healing of wounds from chemical blistering agents. This funding is made under the U.S. Army’s Small Business Innovation Research Program. At the end of the Phase II project, the Registrant shall submit a final, publicly releasable Phase II R&D Project Summary at the end of the contract.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits.

Exh. No.  Description

10.1	Amendment of Solicitation / Modification of Contract between U.S. Army and the Registrant dated September 18, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICK-MED TECHNOLOGIES, INC.
(Registrant)

Date: September 25, 2006
/s/ David Lerner
David Lerner, President